Exhibit 99.1

Enumeral Reports Third Quarter 2014 Financial Results

CAMBRIDGE, Mass.—November 14, 2014—Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM) (“Enumeral” or the “Company”), today reported its financial results for the three and nine months ended September 30, 2014. These results are included in the Company's Quarterly Report on Form 10-Q, which has been filed with the Securities and Exchange Commission.

“With a significant financing closed in the third quarter, we are well positioned to advance our antibody programs that target immune checkpoint proteins, which coordinate and regulate immune system responses in healthy people but can become ineffective in cancer and inflammatory diseases,” said Arthur H. Tinkelenberg, Ph.D., President and Chief Executive Officer of Enumeral. “We have also begun work related to our contract with the National Cancer Institute, which will have a significant impact on our platform’s ability to interrogate the human immune microenvironment for more precise patient targeting, as well as acceleration of immunotherapy development.”

“We continue our discussions with potential strategic partners on research programs that could impact the development of best-in-class, novel immunotherapies using ex vivo human profiling,” continued Dr. Tinkelenberg. “We believe that our unique human patient tissue sample-based evaluation methods, along with our antibody screening capabilities, will provide us with a distinct competitive advantage in the development of immunotherapies and in the development of these therapies targeted to defined subsets of patients.”

Third Quarter 2014 and Recent Highlights

•	Completed a merger with Enumeral Biomedical Corporation, which coincided with the closing of a private placement financing with net proceeds of approximately $18.3 million.

•	Received a Phase II Small Business Innovation Research contract for $999,967 from the National Cancer Institute to develop an advanced, automated prototype system for human tissue immuno-oncology profiling.

•	Signed a five-year lease for 16,825 square feet of office and laboratory space in Cambridge, Massachusetts to support expanding operations and to accommodate the Company’s strategic collaboration goals.

•	Received notice that seven patents in the Company's intellectual property estate recently issued: three patents in the U.S. and four patents in international jurisdictions. Enumeral believes that these patents provide additional protection for the Company's proprietary immune profiling platform that mines human-derived tissue with high efficiency and sensitivity.

Third Quarter 2014 Financial Results

•	Cash and Cash Equivalents: At September 30, 2014, the Company had approximately $16.2 million in cash and cash equivalents available to fund future operations. Net cash provided by financing activities for the nine months ended September 30, 2014 was $19.5 million. The Company believes that with the funds on hand at September 30, 2014, there is sufficient cash to fund its business plan, support operations and fund research and development for at least the next 12 months.

•	Research and Development (R&D) Expenses: R&D expenses in the three months ended September 30, 2014 were $1.1 million, compared to $0.6 million for the comparable period in 2013, primarily due to higher payroll and personnel expenses as the Company hired additional research and development personnel, patent expenses, and increases in laboratory material costs. The Company expects research and development expenses to continue to increase as personnel and research and development facilities are expanded to accommodate the Company’s existing proprietary programs and to the extent that the Company enters into additional strategic alliances with third parties.

•	General and Administrative (G&A) Expenses: G&A expenses in the three months ended September 30, 2014 were $1.2 million, compared to $0.5 million for the comparable period in 2013, primarily due to payroll and personnel expenses, increases in professional services fees, increases due to costs of being a public company, and an increase in noncash stock compensation expense.

•	Other Expenses: Other expenses in three months ended September 30, 2014 were $6.7 million, compared to approximately $25,000 for the comparable period in 2013. This increase was primarily due to $1.7 million in non-cash expenses related to the issuance of 1.7 million additional shares of the Company’s common stock at $1.00 per share to the holders of the Company’s common stock in connection with the Company’s July 2014 merger and private placement transaction, and $4.8 million in expenses related to the change in the fair value of the warrants issued in conjunction with the July 2014 private placement transaction. The Company expects that future changes in the fair value of the warrant liability will be due primarily to fluctuations in the value of the Company’s common stock and potential exercises of outstanding warrants.

•	Net Loss: Net loss was $8.8 million for the three months ended September 30, 2014, compared to a net loss of $1.0 million for the comparable period in 2013.

About Enumeral

Enumeral is discovering and developing novel antibody immunotherapies that help the immune system attack diseased cells. We believe we have a unique ability to extensively interrogate the human immune microenvironment for candidate selection and validation. We believe our unique capabilities enable us to measure drug effects in a patient-specific manner, providing the basis for developing best-in-class product candidates, based on a fundamental understanding of how immunotherapies work in each patient. We are building a pipeline of immunomodulators for the treatment of cancer and inflammatory diseases and leveraging the breadth of our technology through strategic collaborations. www.enumeral.com

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, Enumeral’s stock price, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results to differ materially from those contemplated by such forward-looking statements include, among others, the risks that (a) Enumeral’s expectations regarding market acceptance of the Company’s business in general and the Company’s ability to penetrate the antibody discovery and development fields in particular, (b) Enumeral’s ability to attract and retain management with experience in biotechnology and antibody discovery and similar emerging technologies, (c) the scope, validity and enforceability of Enumeral’s and third party intellectual property rights, (d) Enumeral’s ability to raise capital when needed and on acceptable terms and conditions, (e) Enumeral’s ability to comply with governmental regulation, (f) the intensity of competition, (g) changes in the political and regulatory environment and in business and fiscal conditions in the United States and overseas and (h) general economic conditions.

More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Enumeral Biomedical Holdings Inc.

Condensed Consolidated Balance Sheet

(Unaudited)

	September 30,	December 31,
	2014	2013
Cash and cash equivalents and marketable securities	$16,209,208	$263,910
Other assets	820,639	1,054,395

Total assets	$17,029,847	$1,318,305

Accounts payable	$265,649	$342,595
Accrued expenses and other current liabilities	446,877	206,035
Current portion of long-term debt	-	716,000
Derivative liabilities	21,136,878	41,466
Other liabilities	15,101	40,815
Total current liabilities	21,864,505	1,346,911
Other long term liabilities	25,890	37,267
Long-term debt, net of current portion and discount	-	339,348
Total liabilities	21,890,395	1,723,526

Stockholders' deficit	(4,860,548)	(405,221)
Total liabilities and stockholders’ deficiency	$17,029,847	$1,318,305

Enumeral Biomedical Holdings Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue:
Collaboration and license revenues	$65,000	$90,881	$115,714	$158,048
Grant revenue	5,408	49,959	5,408	182,996
	70,408	140,840	121,122	341,044

Cost of revenue and expenses:
Research and development	1,058,711	583,372	2,535,228	1,749,775
General and administrative	1,163,218	495,246	2,009,918	1,198,531

Total cost of revenue and expenses	2,221,929	1,078,618	4,545,146	2,948,306

Loss from operations	(2,151,521)	(937,778)	(4,424,024)	(2,607,262)

Other income (expense):
Interest expense	(140,917)	(25,145)	(268,998)	(84,077)
Other expense	(1,693,747)	-	(1,693,747)	-
Change in fair value of derivative liabilities	(4,837,307)	621	(4,833,628)	789

Total other income (expense), net	(6,671,971)	(24,524)	(6,796,373)	(83,288)

Net loss before income taxes	(8,823,492)	(962,302)	(11,220,397)	(2,690,550)
Provision for income taxes	-	-	-	-

Net loss	$(8,823,492)	$(962,302)	$(11,220,397)	$(2,690,550)

Net loss per share - basic and diluted	$(0.22)	$(0.07)	$(0.44)	$(0.21)

Weighted-average number of common shares attributable to common stockholders - basic and diluted	40,724,549	14,056,056	25,462,496	12,861,797

Contacts:

Enumeral Biomedical Holdings Inc.

Kevin Sarney, +1 617-945-9146
kevin@enumeral.com

or

MacDougall Biomedical Communications
Charles Liles or Heather Savelle, +1 781-235-3060
cliles@macbiocom.com or hsavelle@macbiocom.com